UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2015

KURA ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53058	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 N. Torrey Pines Road, Suite 125, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-500-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2015, we entered into an Office Lease Agreement (the “Lease”) for approximately 3,677 square feet of office space located at 55 Cambridge Parkway in Cambridge, Massachusetts. Pursuant to the terms thereof, we paid a security deposit of approximately $44,000 upon execution of the Lease and took possession of the premises immediately. The Lease is subject to a sixty month term, with initial monthly rent of approximately $21,000 per month, and subject to a 1.4% annual rent increase. Total base rent payable over the Lease period is $1.3 million. In addition to base monthly rent, we are obligated to pay for operating expenses, taxes, insurance and utilities applicable to the leased property.

The preceding description of the Lease is a summary of the material terms of the Lease and does not purport to be complete, and is qualified in its entirety by the Lease, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURA ONCOLOGY, INC.

Date: August 6, 2015	By:	/s/ Heidi Henson
Heidi Henson
Chief Financial Officer and Secretary